UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, iHeartMedia, Inc. (the “Company”) and Robert H. Walls, Jr., Executive Vice President, General Counsel and Secretary, entered into an amendment (the “Amendment”) to Mr. Walls’ employment agreement, dated as of January 1, 2010 (the “Employment Agreement”). Pursuant to the Amendment, Mr. Walls agreed to continue his employment with the Company through June 30, 2018 (the “Completion Date”), during which time Mr. Walls agreed to continue performing his duties and responsibilities and to cooperate in transitioning his duties and responsibilities to other employees of the Company. Effective on the Completion Date, Mr. Walls’ employment with the Company will automatically terminate, and the termination will be considered to be a voluntary termination of employment without “Good Cause” for purposes of the Employment Agreement such that Mr. Walls will not be eligible for severance or termination pay.

Mr. Walls will receive a completion bonus in the amount of $2,325,000; provided, that if Mr. Walls’ employment with the Company is terminated before the Completion Date by the Company for “Cause” or by Mr. Walls for any reason, Mr. Walls will be required to repay the after-tax value of such bonus to the Company within 10 days of such termination. If Mr. Walls is terminated by the Company without “Cause” or Mr. Walls terminates for “Good Cause,” in each case, before the Completion Date, Mr. Walls will be entitled to the following payments: (i) any portion of his 2017 annual bonus to the extent that it is earned and unpaid as of the date of termination, and (ii) his base salary through the Completion Date.

The Amendment includes a standard release of claims against the Company by Mr. Walls.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment incorporated by reference as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement Amendment, dated as of November 10, 2017, by and between Robert H. Walls, Jr. and iHeartMedia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: November 16, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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